UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Shareholders of InnSuites Hospitality Trust held on January 29, 2018, 6,744,986 shares were present in person or by proxy, which represented a quorum. Set forth below are the final voting results for the proposals submitted to a vote of the shareholders.

Election of Trustees:

Nominee	Votes For	Votes Against	Abstentions
Steven S. Robson	6,725,163	375	19,448

Approval of the InnSuites Hospitality Trust 2017 Equity Incentive Plan:

Item	Votes For	Votes Against	Abstentions
Approval of the InnSuites Hospitality Trust 2017 Equity Incentive Plan	6,713,846	26,986	4,154

On January 29, 2018, the Shareholders of the Trust approved the InnSuites Hospitality Trust 2017 Equity Incentive Plan. The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the InnSuites Hospitality Trust 2017 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-k and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: January 31, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	InnSuites Hospitality Trust 2017 Equity Incentive Plan.